UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2020

ADIENT PLC
(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25-28 North Wall Quay, IFSC Dublin 1, Ireland D01 H104
(Address of principal executive offices)

Registrant’s telephone number, including area code: 734-254-5000

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
Ordinary Shares, par value $0.001	ADNT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On April 20, 2020, Adient plc (“Adient” or the “Company”) issued a news release announcing its preliminary financial results for the second quarter ended March 31, 2020. The news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

In connection with a previously announced private financing transaction, Adient anticipates disclosing to prospective investors certain information that has not been previously publicly reported. This information is contained in this Item 7.01.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Recent Developments

COVID-19: (The information set forth below is as of the date hereof (unless otherwise indicated) and is subject to change and should not be assumed to be correct as of any date subsequent to such date.)
The impact of the novel strain of the coronavirus identified in late 2019 (“COVID-19”) has grown throughout the world, including in all global and regional markets served by Adient. Governmental authorities have implemented numerous measures attempting to contain and mitigate the effects of COVID-19, including travel bans and restrictions, quarantines, social distancing orders, shelter in place orders and shutdowns of non-essential activities. Our manufacturing facilities are located in areas that have been affected by the pandemic. Our China facilities were effectively shut down in conjunction with the lunar New Year festival (during the beginning of February) and did not return to operations until just recently. Currently, all 79 of our plants in China are operating and all of our customer plants in China have re-opened. Specifically, all plants in Wuhan and Hubei have reopened, and the SGM Wuling facility is building 2,000 vehicles per day.

Beginning in late March 2020, we experienced the shutdown of effectively all of our facilities in the Americas and European regions coinciding with the shutdown of our customer facilities in those regions. We have also experienced the shutdown of approximately 50% of our plants in Asia (outside China) during late March and early April. The resumption of production in all of these regions is dependent on our customers resuming operations. Until a resumption of production can occur, we anticipate that our customers will not be operating.
It is also likely that the global automotive industry will experience significantly lower demand for new vehicle sales as a result of the global economic slowdown caused by the COVID-19 pandemic because new vehicle sales are highly dependent on strong consumer confidence and low unemployment. Until consumers regain confidence in the markets and unemployment returns to lower levels, new vehicle sales will likely be significantly lower than historical and previously projected sales levels. We expect that as customers restart their production they will focus on their most profitable platforms including trucks, SUVs and CUVs. Based on sales for the fiscal year ended September 30, 2019, 63% of Adient’s business was from trucks, SUVs and CUVs.

We have been actively monitoring the global outbreak and spread of COVID-19 and taking steps to mitigate the potential risks to us posed by its spread and related circumstances and impacts. We continue to assess and update our business continuity plans in the context of this pandemic. We have taken precautions to help keep our workforce healthy and safe, including establishing a Global Response Team, implementing strict travel restrictions, enforcing rigorous hygiene protocols, increasing sanitization efforts at all facilities and implementing remote working arrangements for the vast majority of our employees who work outside the plants.

We have also taken significant measures to reduce our overall cash burn rate, including the furlough of direct/salary plant workers, reductions of salaries in all areas of the globe and retirement benefits for U.S. employees outside the plants, reduced/delayed capex spending to coincide with the resumption of production and effectively eliminating all discretionary spending. The actions to reduce and defer compensation were global initiatives and included 20% salary reductions in the U.S. beginning on March 23, 2020 (with up to 10% incremental reductions and deferrals taking effect on April 13, 2020) and running until June 30, 2020 (subject to market recovery), salary reductions of up to 20% for certain employees in many of the countries outside of the U.S., CEO salary reduction and deferral until July 15, 2020, and a 20% Board fee reduction. With the actions initiated in 2020, including the reduced labor costs, reduction in variable overhead costs and reducing other SG&A expenses, Adient has reduced its monthly cash burn rate to approximately $175 million.

In addition to the significant measures taken to reduce and contain costs, Adient has taken recent action to provide additional liquidity, primarily including the draw down on its ABL revolving credit facility of $825 million at the end of March. As of April 20, 2020, the drawn amount decreased to $688 million and $154 million remains available. Our ability to borrow against the ABL revolving credit facility is limited to our borrowing base, which consists primarily of accounts receivable, inventory and certain cash account balances. Such working capital account balances are expected to decrease over the next few months as a result of the production shutdown and thus, portions of the amounts borrowed at the end of March will need to be repaid.

The recent automotive production shutdown across most of the world will also impact Adient’s daily working capital significantly. We expect working capital cash flow benefits in March and April but fully reversing in May if the production shutdown continues, resulting in an approximate neutral impact across these three months. Upon restart, we would expect an initial outflow in the first month followed by a few months of benefit afterwards, resulting in a neutral impact over the period.

Adient is also expected to close on the sale of its Yanfeng Global Automotive Interior Systems Co., Ltd. (“YFAI”) joint venture investment (as part of the broader YF China transactions announced on January 31, 2020) by the end of FY2020, providing additional liquidity of approximately $399 million. Adient has also recently entered into an agreement to sell its fabrics business and is expecting that transaction to close by the end of FY2020, providing additional liquidity of approximately $175 million. Both transactions are subject to customary closing conditions and regulatory approvals in certain jurisdictions. We cannot assure you that the closing conditions contained in the respective purchase agreements related to the sale of YFAI or the sale of the fabrics business will be satisfied or waived, or that the sale of YFAI and/or the sale of the fabrics business will be completed within the respective expected timeframes, on the respective proposed terms, or at all.

Adient is also pursuing, wherever it qualifies, governmental assistance during this time. For example, Adient has begun deferring the employer portion of FICA until FY21 or beyond and deferring VAT payments. Adient is seeking to take advantage of all such assistance to either defer payments to government authorities or to receive cash to help defray operating costs. We cannot guarantee you that we will qualify for, or receive any of, the assistance that we are pursuing.

Finally, Adient’s Chinese joint ventures continue to have strong balance sheets, with a $1.6 billion net cash position as of March 31, 2020, and expected dividends to Adient during the fiscal year ending September 30, 2020 of approximately $200 million.

The spread of COVID-19 and the measures taken to restrain the spread of the virus have had, and will continue to have, a material negative impact on our financial results and liquidity, and such negative impact may continue well beyond the containment of such outbreak. We cannot assure you that our assumptions used to estimate our liquidity requirements will be correct because we have never previously experienced such a widespread cessation of our operations as we are currently experiencing. In addition, the magnitude, duration and speed of the global pandemic is uncertain. Consequently, the impact on our business, financial condition or longer-term financial or operational results are uncertain. Based on the actions we have taken and our assumptions regarding the impact of COVID-19, we believe that our current financial resources will be sufficient to fund our liquidity requirements for the next twelve months.

The information furnished within this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Adient is supplementing the risk factors set out under “Item 1A. Risk Factors” in its Annual Report on Form 10-K the fiscal year ended September 30, 2019 and “Item 1A. Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2019 with the additional risk factors set out below. The risk factors below should be read in conjunction with the risk factors set out in Adient’s Form 10-K and first quarter Form 10-Q.

Our financial condition and results of operations have been, and are expected to continue to be, adversely affected by the recent coronavirus outbreak.

The global outbreak of COVID-19 has caused a material adverse effect on the level of economic activity around the world, including in all markets served by Adient. In response to this outbreak, the governments of many countries, states, cities and other geographic regions have taken preventative or protective actions, such as imposing restrictions on travel and business operations. We have implemented numerous measures attempting to manage and mitigate the effects of the virus. While we have implemented programs to mitigate the impact of these measures on our results of operations, there can be no assurance that these programs will be successful. We cannot predict the degree to, or the time period over, which our sales and operations will be affected by this outbreak and preventative measures, and the effects could be material.

The COVID-19 pandemic poses the risk that we or our affiliates and joint ventures, employees, suppliers, customers and others may be restricted or prevented from conducting business activities for indefinite or intermittent periods of time, including as a result of employee health and safety concerns, shutdowns, shelter in place orders, travel restrictions and other actions and restrictions that may be requested or mandated by governmental authorities. For example, we experienced a temporary reduction of our manufacturing and operating capacity in China as a result of government-mandated actions to control the spread of COVID-19. Additionally, beginning in late March 2020, we experienced the shutdown of effectively all of our facilities in the Americas and European regions coinciding with the shutdown of our customer facilities in these regions. Further, certain government orders related to COVID-19 mitigation efforts may restrict our ability to operate our business and may impact our financial condition and results of operations. Finally, while other of our facilities have been designated by our customers as an essential business to our customers’ business in jurisdictions in which facility closures have been mandated, we can give no assurance that this will not change in the future or that our businesses will continue to be classified as essential in each of the jurisdictions in which we operate.

Additionally, restrictions on our access to our manufacturing facilities or on our support operations or workforce, or similar limitations for our distributors and suppliers, could continue to limit customer demand and/or our capacity to meet customer demand and have a material adverse effect on our business, financial condition and results of operations. In addition, we have modified our business practices (including employee travel, employee work locations, and cancellation of physical participation in meetings, events and conferences), and we may take further actions as may be required by government authorities, for the continued health and safety of our employees, or that we otherwise determine are in the best interests of our employees, customers, partners, and suppliers. Further, we have experienced, and may continue to experience, disruptions or delays in our supply chain as a result of such actions, which is likely to result in higher supply chain costs to us in order to maintain the supply of materials and components for our products.

Our management of the impact of COVID-19 has and will continue to require significant investment of time from our management and employees, as well as resources across our global enterprise. The focus on managing and mitigating the impacts of COVID-19 on our business may cause us to divert or delay the application of our resources toward other or new initiatives or investments, which may cause a material adverse impact on our results of operations.

We may also experience impacts from market downturns and changes in consumer behavior related to pandemic fears and impacts on its workforce as a result of COVID-19. We have experienced a significant decline in demand from our customers as a result of the impact of efforts to contain the spread of COVID-19. In addition, our customers may choose to delay or abandon projects on which we provide products and/or services in response to the adverse impact of COVID-19 and the measures to contain its spread have had on the global economy.

Further, the impacts of COVID-19 have caused significant uncertainty and volatility in the credit markets. We rely on the credit markets to provide us with liquidity to operate and grow our businesses beyond the liquidity that operating cash flows provide. If our access to capital were to become significantly constrained, or if costs of capital increased significantly due the impact of COVID-19 including, volatility in the capital markets, a reduction in our credit ratings or other factors, then our financial condition, results of operations and cash flows could be materially adversely affected.

If the COVID-19 pandemic becomes more pronounced in the markets in which we or our automotive industry customers operate, or there is a resurgence in the virus in markets currently recovering from the spread of COVID-19, then our operations in areas impacted by such events could experience further materially adverse financial impacts due to market changes and other resulting events and circumstances. The extent to which the COVID-19 outbreak continues to impact our financial condition will depend on future developments that are highly uncertain and cannot be predicted, including new government actions or restrictions, new information that may emerge concerning the severity of COVID-19, the longevity of COVID-19 and the impact of COVID-19 on economic activity To the extent the COVID-19 pandemic materially adversely affects our business and financial results, it may also have the effect of significantly heightening many of the other risks associated with our business and indebtedness, including those described in in our most recent Annual Report on Form 10-K for the year ended September 30, 2019.

The COVID-19 pandemic presents significant challenges to our liquidity.

Our continued access to sources of liquidity depends on multiple factors, including global economic conditions, the COVID-19 pandemic’s effects on our customers and their production rates, the condition of global financial markets, the availability of sufficient amounts of financing, our operating performance and our credit ratings. On March 26, 2020, we drew $825 million under our ABL Credit Facility to provide liquidity as we address critical issues that may arise. Our ability to borrow against the ABL Credit Facility is limited to our borrowing base, which consists primarily of accounts receivable, inventory and certain cash account balances. Such working capital account balances are expected to decrease over the next few months as a result of the production shutdown and thus portions of the amounts borrowed at the end of March will need to be repaid. On April 20, 2020, we repaid $137 million under the ABL Credit Facility. As of April 20, 2020, we had $688 million outstanding under our ABL Credit Facility and approximately $154 million of remaining availability. In addition, production stoppage will result in working capital swings which are expected to result in increased outflows in May 2020. As a result of the impacts of the COVID-19 pandemic, we may be required to raise additional capital and our access to and cost of financing will depend on, among other things, global economic conditions, conditions in the global financing markets, the availability of sufficient amounts of financing, our prospects and our credit ratings.

Adient may not be able to consummate the sale of YFAI and/or the sale of its fabrics business, or the time required to consummate the sale of YFAI and/or the sale of its fabrics business may be longer than anticipated.

Consummation of the sale of YFAI and the sale of its fabrics business are each subject to certain closing conditions, including expiration of waiting periods under anti-trust laws and other customary closing conditions. There can be no assurance that the closing conditions contained in the respective purchase agreements related to the sale of YFAI or the sale of the fabrics business will be satisfied or waived, or that the sale of YFAI and/or the sale of the fabrics business will be completed within the respective expected timeframes, on the respective proposed terms, or at all. In addition, the failure to consummate or a delay in consummating the sale of YFAI and/or the sale of its fabrics business would materially reduce Adient’s anticipated cash flow and could have a material adverse effect on the amounts available for general corporate or other purposes.

Cautionary Note about Forward-Looking Statements

This Current Report contains certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. All statements in this report and the documents incorporated herein by reference other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document and the documents incorporated herein by reference, statements regarding the outcome, benefits and synergies of transactions described herein or Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on Adient and its customers, suppliers, joint venture partners and other parties, the ability of Adient to close its sale of its fabrics business, including receipt of necessary regulatory approvals, the ability of Adient to close the transactions subject to the Yanfeng Agreement, the impact of tax reform legislation through the Tax Cuts and Jobs Act, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, the ability of Adient to execute its turnaround plan, the ability of Adient to identify, recruit and retain key leadership, the ability of Adient to meet debt service requirements, the terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the SEC on November 22, 2019 and quarterly reports on Form 10-Q filed with the SEC available at www.sec.gov, as well as within Item 8.01 of this Current Report on Form 8-K. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this this Current Report on Form 8‑K are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX
Exhibit No.	Exhibit Description

99.1	Adient plc Press Release dated April 20, 2020.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC
Date: April 20, 2020	By:	/s/ Cathleen A. Ebacher
	Name:	Cathleen A. Ebacher
	Title:	Vice President, General Counsel and Secretary